Exhibit 10.1

AMENDED AND RESTATED INDEPENDENT CONTRACTOR AGREEMENT

This Amended and Restated Independent Contractor Agreement (the “Agreement”) dated April 13, 2018 between Milton C. Ault III (the “Consultant”) and DPW Holdings, Inc., a Delaware corporation f/k/a Digital Power Corporation (the “Company”) amends and restates that certain Independent Contractor Agreement between the foregoing parties dated September 22, 2016 (the “Original Agreement”).

WHEREAS, the Company and the Consultant wish to amend and restate the Original Agreement by the execution and delivery of this Agreement:

NOW, THEREFORE, in consideration of the mutual premises, covenants and agreements hereinafter set forth, the Parties agree as follows:

1.	Amendment of Section 1. Section 2 of the Original Agreement is hereby amended and restated in its entirety to read as follows:

1.            Background and Purpose. Subject to the terms and conditions of this Agreement, the Company hereby engages Consultant as an independent contractor to assist the Company in in developing a business strategy, identifying new business opportunities, developing a capital raising program and developing and implementing a capital deployment program. Consultant shall also assist the Company as to matters as requested by the Board of Directors and/or President as requested from time to time. Consultant shall be the Company’s Chief Executive Officer and Chairman of the Board of Directors.

2.	Amendment of Section 2. Section 2 of the Original Agreement is hereby amended and restated in its entirety to read as follows:

“2.	Duties and Compensation. For his services, Consultant will be paid a monthly fee of $33,333.00 per month effective November 15, 2017.”

3.	Amendment of Section 5. Section 5 of the Original Agreement is hereby amended and restated in its entirety to read as follows:

“5.
Term and Termination. This Agreement shall terminate on April 30, 2018 but may be renewed on a monthly basis by written agreement by the parties. The provisions of Sections 4 and 12 shall survive the termination of this Agreement.”

4.	Defined Terms. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Original Agreement.

5.	No Other Amendments. Except as amended hereby, the Original Agreement shall remain unmodified and is hereby ratified in all respects.

6.
Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute one and the same instrument.  Facsimile signatures or signatures on a pdf document shall be considered original signatures.

[Signatures appear on next following page]

IN WITNESS WHEREOF, the Parties have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

DPW HOLDINGS, INC.

By:	/s/ William B. Horne
Name:	William B. Horne
Title:	Chief Financial Officer

MILTON C. AULT IIII

By:	/s/ Milton C. Ault, III
Name:	Milton C. Ault III
Title:	Chief Executive Officer